STATE OF NEVADA
                             GAMING CONTROL BOARD
        1919 College Parkway, P.O. Box 8003, Carson City, Nevada 89702
         555 E. Washington Avenue, Suite 2600, Las Vegas, Nevada 89101
   3650 S. Pointe Circle, Suite 203, P.O. Box 31109, Laughlin, Nevada 89028
              557 W. Silver Street, Suite 207, Elko, Nevada 89801
           6980 Sierra Center Parkway, Suite 120, Reno, Nevada 89511

                                KENNY C. GUINN
                                   Governor

                         DENNIS K. NEILANDER. Chairman
                            BOBBY 1. SILLER. Member
                            MARK A. CLAYTON. Member

Las Vegas
Phone: (702) 486-2260
Fax: (702) 486-2011

September 23, 2005

MR JEFFREY HOSS
VP NATIONAL CASINO MARKETING
RIO SUITE HOTEL & CASINO
3700 WEST FLAMINGO ROAD
LAS VEGAS NV 89103

Dear Mr. Hoss,

Enclosed is a copy of the report of arrangements for Joseph Fahoome as received by the Gaming Control Board. Fahoome is now registered with the Board in compliance with the requirements of NGC Regulation 25, et seq.
This registration does not constitute an application for, or finding of suitability. Activities in accordance with the agreement dated July 1, 2005 with Fahoome are hereby approved. Should there be any changes in the agreement, written notification to the Gaming Control Board is necessary for review.

Should these arrangements terminate, notification is required pursuant to NGC Regulation 25.040.

Sincerely,

Diane M. Brown
Agent,
Investigations Division

DMB/db Enclosure

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E. Gaming licensee for whom customers will be arranged. (A separate Report of
Arrangements must be filed for each location to which customers are brought or for whom credit collections are made.)

Harrah's Las Vegas. 3745 Las Vegas Blvd. South. Las Vegas. NV 89109
Harrah's Laughlin. 2900 S. Casino Drive, Laughlin. NV 89029
Harrah's Operating Company. Inc. a Nevada corporation d/b/a Harrah's Reno, 219 N. Center Street, Reno, NV 89501
Harveys Resort Hotel/Casino. Bill's Lake Tahoe Casino and Harrah's Casino Hotel Lake Tahoe, Highway 50 @ Stateline Avenue, Stateline. NV 89449
Rio Suite Hotel &, Casino. 3700 W. Flamingo Road. Las Vegas, NV 89103
----------------------------------------------------------------------------
Casino Name	                         Address

Attach a copy of any documents evidencing the terms of any arrangement with the licensee named above for organizing of customers or the collection of credit. If no arrangement has been reduced to writing, attach a detailed written description of arrangements or agreements.

F.	Will Independent Agent be required to guarantee any payment due a licensee from any customer?

[ ] Yes [x] No

If yes, attach a completed Personal Financial Questionnaire.

G.	Will Independent Agent be collecting any credit for the licensee?

[ ] Yes [x] No

List all persons who may be utilized for collection of any credit which the Independent Agent has agreed to collect for a licensee.

1.  N/A
2.
3.

State of Florida
County of Broward

I, Joseph John Fahoome, duly sworn, depose and say that the above statement is executed with the knowledge that misrepresentation or failure to reveal information requested may be deemed sufficient cause to require a Nevada gaming licensee to terminate all relationships with the Independent Agent. Further, that he/she is voluntarily submitting this filing under oath with the full knowledge that the Gaming Control Act (NRS 463.140(5)) provides "any person making false oath in any matter before either the board or commission is guilty of perjury."

INDEPENDENT AGENT  /s/ Joseph J. Fahoome

SUBSCRIBED AND SWORN TO BEFORE ME

This 3rd Day of August, 2005       /s/ Bryan J. Yarchan   [Notary Seal]

                                    2 of 3
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IN WITNESS WHEREOF, this Agreement Is executed the day and year first above written.

Harrah's Las Vegas, Inc.; Harrah's Laughlin, Inc.; Harrah's Operating Company, Inc. a Nevada corporation d/b/a Harrah's Reno; Harveys Tahoe Management Company, Inc. dba Harveys Lake Tahoe Resort and Casino, dba Harrah's Casino Hotel Lake Tahoe, dba Bills; and the Rio Suite Hotel & Casino Desert Palace, Inc. d/b/a Caesars Palace Hotel and Casino, and Parball Corporation d/b/a Bally's/Paris Las Vegas, Flamingo Las Vegas, O'Sheas Casino

BY: Harrah's Marketing Services Corporation

Its: Authorized Agent                         Independent Agent



By /s/ Jeffrey Hoss                           By  /s/ Joseph J. Fahoome
   Jeffrey Hoss
   Vice President, National Casino Marketing
                                              Mailing Address:
                                              29777 Telegraph Rd #1151
                                              South Field, MI  48034

                                              Telephone Number:
                                              248-763-9300/248-945-50


State of Florida
County of Broward

On this 3rd day of August, 2005, before me, a Notary Public, in and for said County and State, personally appeared Joseaph John Fahoome, known to me to be the person who executed this document.

/s/ Bryan J. Yarchan                   [Notary Seal]
Notary Public in and for said County
and State


STATE OF NEVADA
COUNTY OF CLARK

On this 11th day of August, 2005, before me, a Notary Public, in and for the County of Clark, State of Nevada, personally appeared Jeffrey Hoss, known to me to be the person who executed this document as Vice President, National Casino Marketing on behalf Harrah's Operating Co., Inc., d/b/a as Harrah's Tahoe and Harrah's Reno; Harrah's Laughlin, Inc.; Harrah's Las Vegas, Inc.; Harveys Tahoe Management Company, Inc., d/b/a Harveys Resort and Casino Lake Tahoe; Rio Suite Hotel & Casino, Desert Palace, Inc. d/b/a Caesars Palace Hotel and Casino, and Parball Corporation d/b/a Bally's/Paris Las Vegas, Flamingo Las Vegas, O'Sheas Casino

/s/ Loretta A. Buffington              [Notary Seal]
Notary Public in and for said County
and State

Agent's Initials /s/ JF

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                             STATE OF CONNECTICUT
                          DIVISION OF SPECIAL REVENUE
                                P.O. BOX 310424
                       NEWINGTON, CONNECTICUT 06131-0424

                                 May 15, 2006

Joseph Fahoome
29777 Telegraph Rd. Ste. 1151
Southfield, MI 48034

Dear Sirs:

This letter shall serve as notice that the Division of Special Revenue continues to recognize your company as a gaming service enterprise registrant in the State of New Jersey. Therefore, pursuant to Section 6(a)(ii) of the Mashantucket Pequot Gaming Procedures, 56 Federal Register 24996 (May 31,
1991), your company need not register as a gaming service enterprise in Connecticut. The exemption number is 966749. This exemption expires on May 15, 2007.

Please note that, on a yearly basis, the Division will request certification in New Jersey in order to establish continued exemption from registration in Connecticut. Further, this exemption may be subject to revocation or suspension in the same manner and for the same reasons as a gaming service registrant in Connecticut. Finally, it shall be required that the Division be notified of any change of address or change of contact person in the future.

Thank you for your cooperation and consideration.

                                           Very truly yours,


                                           /s/ Paul A. Young
                                           Paul A. Young
                                           Executive Director

cc: Joseph Peplau
CSP Casino Unit Commanding Officer
Chairman, Mashantucket Pequot Tribal Gaming Commission

                         An Equal Opportunity Employer
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                              State of New Jersey
                           CASINO CONTROL COMMISSION
                             Avenue and Boardwalk
                            Atlantic City NJ 06401

                                RICHARD J. CODY
                                Acting Governor

                              LINDA M KASSEFKERT
                                     Chair

                                MICHAEL C EPPS
                                  Vice Chair

                              MICHAEL A FEDORKO
                             WILLIAM T. SOMMELING
                               RALPH C. FRULIO
                                 Commissioners

                                (609) 463-3422

May 17, 2005

VID# 85538
JOSEPH FAHOOME
29777 TELEGRAPH RD STE 1151
SOUTHFIELD MI 48034

Dear Vendor

We have been advised that you are transacting business with, or on the premises of, a New Jersey casino licensee or simulcasting hub facility ("casino"). The casino has supplied the Casino Control Commission
("Commission") with a Vendor Registration Form ("VRF") on behalf of your company.

Your company has been assigned vendor identification number 65538. You may utilize that cumber to conduct non-gaming business with any casino. This notice is provided so that you may be aware of the Casino Service industry ("CSI") licensing requirement and how it may affect your company in the future.

If you do $75,000 worth of business with one casino or $225,000 with more than one casino within any 12 month period; or any Combination of $40,000 worth of business with any single casino or $100,000 with multiple casinos within each of three consecutive 12 month periods, you will be requested to file a CSI license application. Additionally, you may also be requested to file a CSI license application based upon other standards described in the Commission's regulations (N.J.A.C. 19:51-1.2A).

Should the filing of a CSI license application become necessary, you will be provided sixty (80) days to file the application with a non-refundable filing fee of $2000, or exercise one of several other options. Your company's suitability for licensing would be established through an investigation conducted by the New Jersey Division of Gaming Enforcement. Once issued, a non-gaming CSI license is valid for four years.

It should be noted, in the event that you are requested to file a CSI license application and you do not file the application or exercise one of the other options, all existing agreements between your enterprise and the casinos may be terminated. Additionally, the casino industry may be prohibited from transacting any further business with your company.

As noted above, you need not file anything with the Commission at this time to continue transacting non-gaming business with the casino industry. If you have any questions, you should contact the casino with which you are transacting business, or you may contact the Enterprise License Bureau at
(603) 441-3000. We wish you the beet of luck in your business with the Atlantic City casino industry.

Sincerely,

Pam Swan
Enterprise License Bureau
Division of Licensing

              "In the race for quality, there is no finish line."
   New Jersey Is An Equal Opportunity Employer. Printed on Recyclable Paper.

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Kerzner TM

                          INDEPENDENT REPRESENTATIVE
                                   AGREEMENT

THIS INDEPENDENT REPRESENTATIVE AGREEMENT (the "Agreement") is made and entered into as of the 1901 Day of January, 2006 by and between Kerzner International Resorts, Inc., a Florida corporation with offices at 1000 South Pine Island Road, Suite 800, Plantation, Florida 33324 ("Kerzner"), and Joseph Fahoome residing at 17515 W. Nine Mile Road #190 Southfield , Mi 48075 ("Independent Representative").

                                  WITNESSETH:

WHEREAS, Kerzner wishes to engage Independent Representative on a non-exclusive basis to perform the independent junket representative services (the "Services") in conjunction with the casino marketing of Atlantis Paradise Island, Nassau Bahamas ("Atlantis"); and

WHEREAS, Independent Representative desires to perform the Services according to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants, rights and obligations hereunder, and other good and valuable consideration, the sufficiency of which is acknowledged by the parties, Kerzner and Independent Representative, intending to be legally bound, agree as follows:

1.	Independent Representative Services. Independent Representative shall perform the Services in accordance with the terms and conditions of this Agreement and any rules, regulations, policies or guidelines that may be adopted by Kerzner or the Atlantis regarding the casino marketing program during the Term of this Agreement including but not limited to production goals, commission structure, expense reimbursement guidelines, player coding procedures, complimentary guidelines, special event calendars and procedures and booking procedures.

2.	Term. The term of this Agreement shall be for a period of one (1) year commencing on January 19th, 2006 And Expiring on January 19th, 2007, and shall be automatically renewed for additional one (1) year terms (each a "Term") unless terminated by either party by written notice 30 days prior to the expiration of the current term. Kerzner may terminate this Agreement at any time by providing Independent Representative with a 30-day written notice. In order to have this Agreement renewed by Kerzner, Independent Representative must meet the annual Production Goals attached hereto and made a part hereof of as Exhibit "A" (or as modified by Kerzner during the Term hereof). In the event of termination, Independent Representative shall be paid any accrued Independent Representative Fees through the date of termination and shall return to Kerzner the originals of any marketing materials provided to Independent Representative within the 30-day period.

[Gaming license of Joseph J Fahoome]

Gaming Board
For the
COMMONWEALTH OF THE BAHAMAS

Name:
FAHOOME, JOSEPH J.

Title:
Junket Representative

Casino:  Crystal Palace         Gaming #
Issue Date: 0_/__/06            3306
Expiry Date: 31/08/07           Department

/s/ Joseph J. Fahoome           JUN

Employee              Secretary
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